EXHIBIT 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

    THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT is entered into between the Federal Home Loan Bank of San Francisco (the “Bank”) and Teresa Bryce Bazemore (“Executive”) to amend and restate the employment agreement between the Bank and Executive dated February 19, 2021.

    WHEREAS, the Bank desires to extend the term of Executive’s employment as President and Chief Executive Officer in recognition of the transition period before Executive’s retirement and a successor is in place; and

WHEREAS, the Bank recognizes that it may be necessary and desirable for Executive to travel between Los Angeles and San Francisco for in-person meetings, conferences, and other events in the normal course and scope of Executive’s duties and for the benefit of the Bank between March 15, 2024, and June 30, 2024, and the Bank wishes to reimburse Executive for such reasonable and necessary travel-related expenses Executive may incur as a result.

    NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.Amendment to Section 2 of the Employment Agreement. Section 2 of the Employment Agreement is hereby amended and restated in its entirety as follows:

    “2. Term. Subject to the provisions for early termination hereinafter provided, Executive’s employment hereunder shall be for an initial term commencing on March 15, 2021, or as soon as practicable, but in no case shall the initial term commence later than April 5, 2021 (the first day of employment is referred to as the “Effective Date”), and ending June 30, 2024 (the “Initial Term”); provided, however, that the term of the Agreement shall be automatically extended by one (1) year effective upon the conclusion of the Initial Term, and each year thereafter, unless and until such date as the Bank or Executive shall have terminated this automatic extension provision by giving written notice to the other party at least one (1) month prior to the end of the Initial Term or any extension thereof (any term after the Initial Term is referred to herein as “Term” and any such written notice is referred to herein as a “Non-Renewal”). Notwithstanding the foregoing, the employment relationship between Executive and the Bank is “at will” by law and may be terminated at any time, including at any time during or following the Initial Term or any Term, without cause by either party on written notice (“Termination”). No other prior or subsequent oral representations, writings, or course of conduct by anybody at the Bank may alter the “at-will” nature of the employment relationship and nothing in this Agreement should be construed to create any relationship other than “at-will” employment as specified herein. The “at-will” nature of the employment relationship at all times may be modified only when permitted by applicable law and by a writing signed by both Executive and the Board, specifically amending this Agreement with respect to the issue of the “at-will” employment relationship.”

2.Amendment to Section 4 of the Employment Agreement. Section 4 of the Employment Agreement is hereby amended and restated in its entirety as follows:

“Executive may submit reasonable, out-of-pocket, work-related expenses to the Bank for reimbursement, including, without limitation, mobile phone monthly service and usage, consistent with any policies that the Bank may then have in place regarding expense reimbursements. In addition, the Bank agrees to reimburse Executive, consistent with Bank policy for remote workers, for all reasonable and necessary expenses for travel, including airfare, ground transportation, parking, and tolls, between Los Angeles and San Francisco for traveling to and from the Bank’s San Francisco office, in-person meetings, conferences, and other events that occur in the normal course and scope of Executive’s duties and for the benefit of the Bank between March 15, 2024, and June 30, 2024.”

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date last set forth below.

FEDERAL HOME LOAN BANK OF SAN FRANCISCO By: /s/ F. Daniel Siciliano F. Daniel Siciliano Chair, Board of Directors Date: February 29, 2024	EXECUTIVE By: /s/Teresa Bryce Bazemore Teresa Bryce Bazemore Date: February 29, 2024